CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT made as of the 6th day of March, 2008 (the “Effective Date”).

BETWEEN:

AMERICAS WIND ENERGY CORPORATION, with an address at
24 Palace Arch Drive, Toronto, Ontario, Canada.

(hereinafter referred to as the “Company”)

AND:

SMART GOAL INVESTMENT LIMITED, with an address at
6/F, Kwan Chart Tower, 6 Tonnochay Road, Wanchai, Hong Kong

(hereinafter referred to as the “Lender”)

WHEREAS:

A.	Lender desires to loan funds to the Company pursuant to the terms of this Agreement in the principal amount of Three Hundred and Fifty Thousand Dollars ($350,000) (the “Loan”);

B.	The Loan is unsecured and convertible (the “Conversion”) into securities of the Company consisting of common shares of the Company with a par value of $0.0001 (the “Shares”);

C.

The Lender understands and acknowledges to the Company that this Agreement is being made pursuant to an exemption (the “Exemption”) from registration provided by Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”) and Rule 903 of Regulation S of the Securities Act for the private offering of securities; and

D.	The Company desires to borrow funds from Lender on the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant and agree each with the other (the “Agreement”) as follows:

1.	Representations and Warranties of the Lender

1.1	The Lender represents and warrants to, and covenants and agrees with the Company that:

(a)

the Lender makes the Loan to the Company and acquires the Conversion Right (as defined herein) in reliance upon the Exemption from registration provided by Section 4(2) of the Securities Act and Rule 903 of Regulation S of the Securities Act for the private offering of securities;

(b) the Lender is eligible to make the Loan to the Company and acquire the Conversion Right in the Company under Regulation S, and all statements set forth in the Declaration of Regulation S Eligibility, attached hereto as Schedule A, are true and correct and may be relied upon by the Company; further, all information, representations and warranties contained in this Agreement, or that have been otherwise given to the Company, are correct and complete as of the date hereof, and may be relied upon by the Company;

(c)	the Lender is aware of the significant economic and other risks involved in making the Loan to the Company and in acquiring and/or exercising the Conversion Right;

(d)

the Lender has consulted with its own securities advisor as to its eligibility to acquire and/or exercise the Conversion Right under the laws of its home jurisdiction and acknowledges that the Company has made no effort and takes no responsibility for the consequences to the Lender as a non-U.S. investor acquiring this Conversion right and, in particular, in purchasing U.S.-based securities upon exercise, if any, of the Conversion Right;

(e)

no federal or state agency has passed upon, or make any finding or determination as to the fairness of this investment, and that there have been no federal or state agency recommendations or endorsements of the investment made hereunder;

(f)	the Lender acknowledges that:

(i)

there are substantial restrictions on the sale or transferability of any Shares acquired upon exercise of the Conversion Right and understands that, although the Company is a reporting company, the Lender is, upon exercising the Conversion Rights, purchasing unregistered securities;

(ii)

the Lender may not be able to liquidate this investment in the event of any financial emergency and will be required to bear the economic risk of this investment for a lengthy or even indefinite period of time;

(iii) the Company is not contractually obligated to register under the Securities Act any Shares acquired upon an exercise of the Conversion Right; and

(iv)

any Shares acquired by the Lender upon exercise of the Conversion Right may never be sold or otherwise transferred without registration under the Securities Act, unless an exemption from registration is available.

(g)	the Lender, alone or with its advisor, has enough knowledge and experience in financial and business matters to make it capable of evaluating the merits and risks of investing in the Company;

(h)	the Lender makes the Loan to the Company and acquires the Conversion Right as principal for its own account and not for the benefit of any other person;

(i)	the Lender understands that any certificates representing Shares acquired by the Lender upon exercise of the Conversion Right will have a resale legend on them that will read substantially as follows:

THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”). THE SECURITIES REPRESENTED BY THIS

CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR THE BENEFIT OF U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL ONE YEAR AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF SUCH SECURITIES OR THE CLOSING DATE OF THE SALE AND TRANSFER THEREOF, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A, IF AVAILABLE) UNDER THE ACT. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM BY REGULATION S.

(j)	the Lender has good and sufficient right and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement on the terms and conditions contained herein.

1.2

The representations, warranties, covenants and agreements of and by the Lender contained in, or delivered pursuant to, this Agreement shall be true at and as of the Effective Date and shall remain in full force and effect throughout the term of this Agreement.

2.	The Loan

2.1	Subject to the terms of this Agreement, the Lender hereby agrees to loan to the Company, and the Company hereby agrees to borrow from the Lender, the sum of US$350,000.

2.2

Immediately following the execution of this Agreement, the Lender shall deliver to the Company the Loan amount by certified cheque or money order made payable to the Company, or by wire transfer to the Company’s bank account or to the Company’s solicitors (the “Advancement Date”).

2.3

The Loan shall bear interest at a rate equal to 2% above the Bank of Canada’s (the “Bank”) prime rate per annum, as determined and recorded as such by the Bank from time to time, payable quarterly, (the “Interest”) calculated on the capital amount of the Loan.

2.4

The Loan shall be payable in full by 5:00 p.m. local time in Toronto, Ontario, one year from the Advancement Date (the “Due Date”). If such day falls on a Sunday or statutory holiday, then by 5:00 p.m. local time in Toronto, Ontario, on the first business day thereafter the Due Date.

2.5	The Company shall be entitled to prepay any sum up to the full amount of the Loan then outstanding at any time without penalty or bonus.

2.6

At any time after the Due Date, if the Company has not paid the Loan in full, the Lender may by written notice (the “Notice”) and the Declaration attached hereto as Schedule A to the Company, exercise its rights of Conversion in respect of either a portion of or the total outstanding amount of the Loan plus accrued Interest as of that date into Shares of the Company (the “Conversion Right”), at $0.32 per Share.

2.7

Within seven (7) days of Notice by the Lender exercising its rights of Conversion hereunder, the Company shall deliver a Share Certificate to the Lender representing the number of Shares acquired by the Lender pursuant to the calculation set out in subparagraph 2.5 of this Agreement.

2.8	Notwithstanding any of the foregoing, Interest shall be calculated and included in any Conversion of the Loan.

2.9

In consideration for the advancement of the Loan by the Lender, the Borrower hereby issue a warrant (the “Warrant”) to the Lender or any other persons as may be designated by the Lender for the right to acquire 546,875 Shares of the Company at a price of $0.35 per Share. The Warrant may be exercised by the Lender by a notice in writing and the Declaration attached hereto as Schedule A delivered to the Borrower at any time during a period of two years commencing from the Advancement Date. Within seven (7) days of notice by the Lender exercising the Warrant, the Company shall deliver a Share Certificate to the Lender representing the number of Shares acquired by the Lender pursuant to this paragraph 2.8. The form of warrant certificate is attached hereto as Schedule B.

3.	Covenants and Agreements of the Lender

3.1

The Lender covenants and agrees with the Company that the Lender shall not make demand for payment of the Loan prior to the Due Date unless the Loan has become due and payable in accordance with the provisions of this Agreement.

4.	Default

4.1	If one or more of the following events shall occur, namely:

(a)	the Company fails to pay any Interest when due and fails to repay the Loan on the Due Date;

(b)

the Company makes an assignment for the benefit of its creditors or files a petition in bankruptcy or is adjudicated insolvent or bankrupt or petitions or applies to any tribunal for any receiver, receiver manager, trustee, liquidator or sequestrator of or for the Company or any of the Company’s assets or undertaking, or the Company makes a proposal or compromise with its creditors or if an application or a petition similar to any of the foregoing is made by a third party creditor and such application or petition remains unstayed or undismissed for a period of thirty (30) days;

(c)	an order of execution against any of the Company’s assets remains unsatisfied for a period of ten (10) days;

(d)

the Company fails to observe and comply with any material term, condition or provision of this Agreement or any other agreement or document delivered hereunder, and such failure continues unremedied for a period of thirty (30) days;

(e)	any representations, warranties, covenants or agreements contained in this Agreement or any document delivered to the Lender hereunder are found to be untrue or incorrect as at the date thereof; or

(f)	the holder (including the Lender) of any mortgage, charge or encumbrance on any of the Company’s assets and undertaking does anything to enforce or realize on such mortgage, charge or encumbrance;

then the Loan and all accrued Interest to the date of such default shall, at the option of the Lender, immediately become due and payable without presentment, protest or notice of any kind, all of which are waived by the Company.

5.	General

5.1	For the purposes of this Agreement, time is of the essence.

5.2

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Agreement be reasonably required to carry out the full intent and meaning of this Agreement.

5.3	This Agreement shall be construed in accordance with the laws of the Province of British Columbia.

5.4	This Agreement may be assigned by the Lender subject to any assignee making requisite representations to meet applicable securities law exemptions; this Agreement may not be assigned by the Company.

5.5

This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

5.6

All notices, requests, demands or other communications hereunder shall be in writing and shall be “deemed delivered” to a party on the date it is hand delivered to such party’s address first above written, or to such other address as may be given in writing by the parties hereto.

IN WITNESS WHEREOF the parties have hereunto set their hands effective as of the date first above written.

AMERICAS WIND ENERGY CORPORATION

Per:	/s/ Harold Dickout
Authorized Signatory

SMART GOAL INVESTMENT LIMITED

Per:	/s/ signed
Authorized Signatory

SCHEDULE A

DECLARATION OF REGULATION S ELIGIBILITY

Regulation S of the Securities Act is available for the use of non-U.S. Persons only. This Declaration must be answered fully and returned to AMERICAS WIND ENERGY CORPORATION with your subscription agreement to ensure the Company is in compliance with the Securities Act. All information will be held in the strictest confidence and used only to determine investor status. No information will be disclosed other than as required by law or regulation, other demand by proper legal process or in litigation involving the company or its affiliates, controlling persons, officers, directors, partners, employees, shareholders, attorneys or agents.

I, SMART GOAL INVESTMENT LIMITED, HEREBY AFFIRM AND DECLARE THAT:

1.	I am not a resident of the United States of America.

2.	I am not purchasing securities for the benefit of a resident of the United States of America.

3.	I am not purchasing securities in the name of a company incorporated in the United States of America or for the benefit of a company incorporated in the United States of America.

4.	I am not purchasing securities in my capacity as Trustee for a U.S.-based Trust.

5.	I am not purchasing securities in my capacity as the Executor or Administrator of the Estate of a U. S. resident.

6.

I am not a U.S. resident purchasing securities through a brokerage account located outside of the United States of America, nor am I using a non-U.S. brokerage account to purchase securities for the benefit of individuals or corporate entities resident within the United States of America.

7.	I am not purchasing the securities in an attempt to create or manipulate a U.S. market.

8.	I am purchasing the securities as an investment and not with a view towards resale.

9.

I will only resell the securities to other non-U.S. residents in accordance with Rule 905 of Regulation S, or to U.S. residents in accordance with the provisions of Rule 144 following the expiration of one year from the date of acquiring the securities.

10.	I am permitted to purchase the securities under the laws of my home jurisdiction.

11.	I have attached a photocopy of my passport or other identification evidencing my status as a non-U.S. resident.

12.

I understand that if I knowingly and willingly make false statements as to my eligibility to purchase or resell securities under Regulation S, I may become subject to civil and criminal proceedings being taken against me by the United States Securities and Exchange Commission.

DATED: _______________________, 200__
Signature

Print Name

SCHEDULE B

Form of Warrant Certificate

W <>

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN) OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

COMMON STOCK PURCHASE WARRANT

AMERICAS WIND ENERGY CORPORATION

Warrant Shares: 546,875	Initial Exercise Date: <> <>, 2008

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, SMART GOAL INVESTMENTS INC. (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the day that is twenty four (24) months after the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Americas Wind Energy Corporation, a Nevada corporation (the “Company”), up to 546,875 shares (the “Warrant Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2.9.

1.	Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Convertible Loan Agreement, dated March 6, 2008 (the “Convertible Loan Agreement”), among the Company and the purchasers signatory thereto.

2.	Exercise

2.1	Exercise of Warrant

Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within 5 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 5 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2.2	Exercise Price

The exercise price per share of the Common Stock under this Warrant shall be US$0.35, subject to adjustment hereunder (the “Exercise Price”).

2.3	Mechanics of Exercise

(a)

Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(b)

Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise within 5 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, have been paid.

(c)

Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(d)

No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(e)

Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

(f)	Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(g)	Legend Requirement. The Holder agrees and acknowledges that the Company is required to imprint on the certificates for shares purchased hereunder a legend in the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(h)	Mandatory Exercise. If, at any time while this Warrant is outstanding:

(i) the Company effects any merger or consolidation of the Company with or into another Person;

(ii)	the Company effects any sale of all or substantially all of its assets in one or a series of related transactions;

(iii)

any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property; or

(iv)

the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon written notice from the Company to the Holder, the Holder will have ten (10) trading days from the provision of such notice to exercise the Warrant and if unexercised the Warrant shall expire at 5:00 p.m. Eastern Standard Time on the tenth trading day.

3.	Certain Adjustments.

3.1	Stock Dividends and Splits

If the Company, at any time while this Warrant is outstanding:

(a)

pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant);

(b) subdivides outstanding shares of Common Stock into a larger number of shares;

(c) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or

(d)

issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.

Any adjustment made pursuant to this Section 3.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

3.2	Calculations

All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

3.3	Voluntary Adjustment By Company

The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

3.4	Notice to Holder

(a)

Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(b)	Notice to Allow Exercise by Holder. If:

	(i)	the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock;

	(ii)	the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock;

	(iii)	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

(iv)

the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property;

(v)

the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

4.	Transfer of Warrant

4.1	Not Transferable

Subject to compliance with any applicable securities laws and the conditions set forth in Section 4 hereof and to the provisions of the Subscription Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are not transferable.

4.2	Warrant Register

The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

5.	Miscellaneous

5.1	No Rights as Shareholder Until Exercise

This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

5.2	Loss, Theft, Destruction or Mutilation of Warrant

The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

5.3	Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.4	Authorized Shares

(a)

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

(b)

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will:

	(i)	not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value;

	(ii)	take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant; and

(iii)

use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(c)

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

5.5	Jurisdiction

All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Subscription Agreement.

5.6	Restrictions

The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws and applicable Canadian Securities Laws.

5.7	Non-waiver and Expenses

No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company wilfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

5.8	Notices

Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Loan Agreement.

5.9	Limitation of Liability

No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.10	Remedies

Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

5.11	Successors and Assigns

Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

5.12	Amendment

This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

5.13	Severability

Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

5.14	Headings

The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

AMERICAS WIND ENERGY CORPORATION

Per:
Name:
Title: